PRESS RELEASE

FOR IMMEDIATE RELEASE
07-19
Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600 / 404-872-6764
QUANTA SERVICES REPORTS THIRD QUARTER RESULTS
Diluted EPS from Continuing Operations Increased from $0.17 to $0.30
HOUSTON — November 8, 2007 — Quanta Services, Inc. (NYSE:PWR) today announced results for the three and nine months ended September 30, 2007. On August 30, 2007, Quanta completed the acquisition of InfraSource Services, Inc. (InfraSource) through an all-stock merger. Therefore, these reported results of operations include the results of InfraSource for the month of September 2007 and are compared to the pre-merger historical results of Quanta for prior fiscal periods.
     Revenues in the third quarter of 2007 were $655.9 million compared to revenues of $523.6 million in the third quarter of 2006. For the third quarter of 2007, income from continuing operations was $47.0 million or $0.30 per diluted share as compared to income from continuing operations of $22.3 million or $0.17 per diluted share for the third quarter of 2006. Included in income from continuing operations for the third quarter of 2007 is $17.9 million of income, or a benefit of $0.11 per diluted share, from the release of income tax contingencies due to the expiration of various statutes of limitations related to federal and state tax returns. This benefit was partially offset by $4.2 million or $0.02 per diluted share of amortization expense related to the intangible assets acquired in the InfraSource merger and $1.4 million or $0.01 per diluted share of integration expenses associated with the InfraSource merger.
     “The third quarter was historic for Quanta as we completed the InfraSource acquisition and began the integration process,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Financial and operating results continue to be strong, assisted by a partial quarter contribution from InfraSource. Operating synergies are already being realized and our customers are recognizing the capabilities of the enhanced, combined company as demonstrated by the $750 million memorandum of understanding we recently signed with Northeast Utilities. We continue to feel confident about our prospects for double-digit revenue growth with improving margins in 2008.”
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     Revenues for the first nine months of 2007 were $1.78 billion compared to $1.52 billion for the first nine months of 2006. For the first nine months of 2007, the company reported income from continuing operations of $99.6 million or $0.70 per diluted share as compared to income from continuing operations of $47.4 million or $0.38 per diluted share for the first nine months of last year. In addition to the above items impacting income from continuing operations for the quarter, the first nine months of 2007 were favorably impacted by $15.3 million of income, or a benefit of $0.10 per diluted share, primarily due to the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007.
     On August 31, 2007, Quanta sold the operating assets associated with the business of Environmental Professional Associates, Limited (EPA), a Quanta subsidiary. Quanta has presented EPA’s income statement for the current and prior periods as a discontinued operation in the accompanying consolidated income statements. A gain of approximately $2.3 million, net of tax, was recorded in the three and nine months ended September 30, 2007 and included as income from a discontinued operation in the condensed consolidated income statement for such periods.
RECENT HIGHLIGHTS —
•	Expanded Relationship with Northeast Utilities to Strengthen Transmission Grid — Quanta recently signed a memorandum of understanding (MOU) with Northeast Utilities (NYSE: NU). The MOU establishes the general framework for a contract under which Quanta will provide transmission infrastructure services related to NU’s transmission build out. The contract intended by the MOU, which is expected to be finalized by the end of the year, will be valued at approximately $750 million starting in 2008 and extending through 2013.

•	Added Resources and Services Through Acquisition — In the third quarter, Quanta completed the acquisition of InfraSource Services, Inc. through an all-stock merger. As a result of the merger, InfraSource became a wholly owned subsidiary of Quanta. The acquisition provides Quanta with expanded tools and resources to build the infrastructure required to meet the growing demand for electric power, gas and telecommunications services. Specifically, the acquisition enhances the company’s engineering, distribution and transmission capabilities, substation construction services, gas distribution capabilities and industrial service offerings and adds a unique dark fiber leasing business.

•	Strengthened Financial Flexibility — During the third quarter, Quanta repaid the remaining $33.3 million balance of its 4.0% convertible subordinated notes and $35.3 million of existing InfraSource debt, net of cash acquired. Following these payments, Quanta ended the quarter with $371.5 million of cash. In addition, Quanta amended its credit facility with a syndicate of lenders led by Bank of America, N.A. The amendment, which was completed last month, expands the company’s senior secured revolving credit facility to $475 million from $300 million and extends the maturity date by more than one year to Sept. 19, 2012. The amended facility also provides opportunities for lower pricing, more flexible share and dividend repurchase options, and increased investment capabilities.
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OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effects of any business combinations or divestitures that may be completed after September 30, 2007.
     Quanta expects revenues for the fourth quarter of 2007 to range between $810 million and $840 million and diluted earnings per share from continuing operations to be from $0.11 to $0.12. Cash earnings per share, which represent diluted earnings per share from continuing operations before amortization and non-cash stock compensation expenses (both net of tax), are expected to be from $0.16 to $0.17. Amortization and non-cash stock compensation expenses are forecasted to be approximately $15.5 million. The purchase price allocation in connection with the InfraSource acquisition is preliminary and likely to change, particularly with respect to property and intangible asset values which may materially impact depreciation and amortization expenses. These estimates include approximately $10 million of anticipated emergency restoration revenues for the fourth quarter of 2007, versus $62 million of actual emergency restoration revenues in the fourth quarter of 2006.
     Expected cash earnings per share is a non-GAAP measure, which is provided to enable the evaluation of future performance excluding the effects of items that management believes impact the comparability of operating results between periods.
     Quanta Services has scheduled a conference call for November 8, 2007, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 205-0033 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.
     For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s website. A replay will also be available and may be accessed through November 15 by calling 303-590-3000 and using the pass code 11099733. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include engineering, designing, installing, repairing and maintaining network infrastructure nationwide. With operations in all 50 states and Canada, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subjects of this release, including the conference call announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, statements relating to the intention and ability of the Quanta and Northeast Utilities to enter into definitive documentation that will encompass the general framework set forth in the non-binding MOU, the scope, services, term and results of any arrangements between Quanta and Northeast Utilities or any related projects, and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; adverse changes in economic conditions and trends in relevant markets; the ability to effectively compete for market share; potential failure of the Energy Policy Act of 2005 to result in increased spending on the electrical power transmission infrastructure; unexpected costs or unexpected liabilities that may arise from the merger with InfraSource Services, Inc.; the potential adverse impact as a result of the merger, including the inability to retain key personnel; the potential the ability to successfully identify, complete and integrate acquisitions, including InfraSource; estimates and assumptions in determining financial results; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; the ability of the parties to negotiate and finalize definitive agreements with respect to the matters covered by the MOU; ability to obtain regulatory or other approvals or consents that may be necessary for the arrangement contemplated by the MOU or related projects; the failure to realize the anticipated value of the intended contract with Northeast Utilities; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; potential exposure to environmental liabilities; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; the successful performance and completion of contracts, including the contract intended by the MOU; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to attract skilled labor and retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; potential shortage of skilled employees; growth outpacing infrastructure; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; the adverse impact of goodwill impairments; the potential conversion of outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2006, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2007 and 2006 (In thousands, except per share information) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$655,865	$523,606	$1,777,044	$1,524,403
Cost of services (including depreciation)	540,812	440,864	1,499,172	1,303,052

Gross profit	115,053	82,742	277,872	221,351
Selling, general & administrative expenses	59,816	44,768	155,793	132,988
Amortization of intangible assets	4,868	91	6,332	272

Operating income	50,369	37,883	115,747	88,091
Interest expense	(5,165)	(5,736)	(16,261)	(21,414)
Interest income	5,389	4,297	15,341	10,312
Gain (loss) on early extinguishment of debt, net	(11)	—	(11)	1,598
Other income (expense), net	(702)	59	(591)	387

Income from continuing operations before income tax provision	49,880	36,503	114,225	78,974
Provision for income taxes	2,930	14,204	14,626	31,580

Income from continuing operations	46,950	22,299	99,599	47,394
Income from discontinued operation	2,371	124	2,791	547

Net income	$49,321	$22,423	$102,390	$47,941

Basic earnings per share:
Income from continuing operations	$0.34	$0.19	$0.80	$0.41
Income from discontinued operation	$0.02	$—	$0.02	$—

Net income	$0.36	$0.19	$0.82	$0.41

Weighted average basic shares outstanding	136,279	117,202	124,362	116,959

Diluted earnings per share:
Income from continuing operations	$0.30	$0.17	$0.70	$0.38
Income from discontinued operation	$0.01	$—	$0.02	$—

Net income	$0.31	$0.17	$0.72	$0.38

Weighted average diluted shares outstanding	167,869	148,534	155,828	141,939

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Nine Months Ended September 30, 2007 and 2006 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Income for basic earnings per share:
From continuing operations	$46,950	$22,299	$99,599	$47,394
From discontinued operations	2,371	124	2,791	547

Net income	$49,321	$22,423	$102,390	$47,941

Weighted average shares outstanding for basic earnings per share	136,279	117,202	124,362	116,959

Basic earnings per share:
From continuing operations	$0.34	$0.19	$0.80	$0.41
From discontinued operation	0.02	—	0.02	—

Net income	$0.36	$0.19	$0.82	$0.41

Income for diluted earnings per share:
Income from continuing operations	$46,950	$22,299	$99,599	$47,394
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	3,198	3,198	9,596	6,689

Income from continuing operations for diluted earnings per share	50,148	25,497	109,195	54,083
Income from discontinued operation	2,371	124	2,791	547

Net income for diluted earnings per share	$52,519	$25,621	$111,986	$54,630

Calculation of weighted average shares for diluted earnings per share:

Weighted average shares outstanding for basic earnings per share	136,279	117,202	124,362	116,959
Effect of dilutive stock options and restricted stock	939	681	815	743
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	30,651	30,651	30,651	24,237

Weighted average shares outstanding for diluted earnings per share	167,869	148,534	155,828	141,939

Diluted earnings per share:
From continuing operations	$0.30	$0.17	$0.70	$0.38
From discontinued operation	0.01	—	0.02	—

Net income	$0.31	$0.17	$0.72	$0.38

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$371,470	$383,687
Accounts receivable, net	721,224	507,761
Costs and estimated earnings in excess of billings on uncompleted contracts	63,264	36,113
Inventories	26,763	28,768
Prepaid expenses and other current assets	55,741	34,300

Total current assets	1,238,462	990,629
PROPERTY AND EQUIPMENT, net	503,474	276,789
ACCOUNTS AND NOTES RECEIVABLE, net	6,970	7,815
OTHER ASSETS, net	35,183	31,981
OTHER INTANGIBLES, net	167,840	1,448
GOODWILL, net	1,322,745	330,495

Total assets	$3,274,674	$1,639,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$151	$34,845
Accounts payable	135,334	83,052
Accrued expenses	257,014	187,845
Billings in excess of costs and estimated earnings on uncompleted contracts	45,342	28,714

Total current liabilities	437,841	334,456
CONVERTIBLE SUBORDINATED NOTES	413,742	413,750
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	288,380	161,868

Total liabilities	1,139,963	910,074

STOCKHOLDERS’ EQUITY	2,134,711	729,083

Total liabilities and stockholders’ equity	$3,274,674	$1,639,157

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